Exhibit 99.2


Notes to Footnote 1:

In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 3 is being filed by Credit Suisse First Boston (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit (the "CSFB business unit") excluding Asset Management (as defined below) (the "Reporting Person"). The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management"). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. Asset Management provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide.

The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010. The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. ("CSFBI"), a Delaware corporation. The address of CSFBI's principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSFBI owns all of the voting stock of Credit Suisse First Boston
(USA), Inc. ("CSFB-USA"), a Delaware corporation and holding company.

CSG is a global financial services company with two distinct business units. In addition to the CSFB business unit, CSG is comprised of the Credit Suisse Financial Services business unit (the "Credit Suisse Financial Services business unit"), which offers investment products, private banking and financial advisory services, including insurance and pension solutions, for private and corporate clients in Europe and other markets around the world. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset Management and the Credit Suisse Financial Services business unit) may beneficially own securities of the issuer to which this Form relates (the "Securities") and such Securities are not reported in this Form 3. CSG expressly disclaims beneficial ownership of Securities beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of Asset Management and the Credit Suisse Financial Services business unit disclaims beneficial ownership of Securities owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Securities beneficially owned by CSG, Asset Management and the Credit Suisse Financial Services business unit.

Sprout CEO Fund, L.P. ("CEO"), Sprout Capital VIII, L.P. ("Sprout VIII"), Sprout Venture Capital, L.P. ("SVC") DLJ ESC II, L.P. ("ESC II") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of CSFB-USA, acts as a venture capital partnership management company. DLJCC is also the general partner of CEO and SVC and the managing general partner of Sprout VIII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of CEO, SVC and Sprout VIII. DLJ Associates VIII, L.P. ("Associates VIII"), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII.

DLJ Capital Associates VIII, Inc. ("DLJCA VIII"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates
VIII. DLJ LBO Plans Management Corporation ("DLJLBO"), a Delaware corporation, is the general partner of ESC II and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II. DLJLBO is a wholly-owned subsidiary of Credit Suisse First Boston Private Equity, Inc. ("CSFBPE"), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CSFB-USA. The address of the principal business and office of each of CSFB-USA, DLJCC, Sprout VIII and SVC is Eleven Madison Avenue, New York, New York 10010.

Notes to Footnote 2:

Each share of Series B Convertible Preferred Stock is convertible into one share of Common Stock.

Notes to Footnote 3:

Each share of Series C Convertible Preferred Stock is convertible into one share of Common Stock.

Notes to Footnote 4:

Each share of Series D Convertible Preferred Stock is convertible into one share of Common Stock.

Notes to Footnote 5:

These shares are held of record by the following persons. The table sets forth the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series B Convertible Preferred Stock is convertible into one share of Common Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

--------------------------------------------------------------------------------
         Holder               Shares of Series B        Shares of Common Stock
                            Convertible Preferred    Issuable Upon Conversion of
                            Stock held by the Holder   the Series B Convertible
                                                           Preferred Stock
--------------------------------------------------------------------------------
DLJ Capital Corporation            21,223                        21,223
--------------------------------------------------------------------------------
DLJ ESC II, L.P.                  135,278                       135,278
--------------------------------------------------------------------------------
Sprout Capital VIII, L.P.       1,351,980                     1,351,980
--------------------------------------------------------------------------------
Sprout Venture Capital, L.P.       81,119                        81,119
--------------------------------------------------------------------------------
The Sprout CEO Fund, L.P.           6,145                         6,145
--------------------------------------------------------------------------------


Notes to Footnote 6:

These shares are held of record by the following persons. The table sets forth the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series C Convertible Preferred Stock is convertible into one share of Common Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

--------------------------------------------------------------------------------
         Holder               Shares of Series C        Shares of Common Stock
                            Convertible Preferred    Issuable Upon Conversion of
                            Stock held by the Holder   the Series C Convertible
                                                            Preferred Stock
--------------------------------------------------------------------------------
DLJ Capital Corporation            16,393                        16,393
--------------------------------------------------------------------------------
DLJ ESC II, L.P.                  102,601                       102,601
--------------------------------------------------------------------------------
Sprout Capital VIII, L.P.       1,045,999                     1,045,999
--------------------------------------------------------------------------------
Sprout Venture Capital, L.P.       62,760                        62,760
--------------------------------------------------------------------------------
The Sprout CEO Fund, L.P.           4,754                         4,754
--------------------------------------------------------------------------------

Notes to Footnote 7:

These shares are held of record by the following persons. The table sets forth the number of shares of Common Stock issuable upon conversion of such shares. Each share of Series D Convertible Preferred Stock is convertible into one share of Common Stock. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

--------------------------------------------------------------------------------
         Holder               Shares of Series D        Shares of Common Stock
                            Convertible Preferred    Issuable Upon Conversion of
                            Stock held by the Holder   the Series D Convertible
                                                            Preferred Stock
--------------------------------------------------------------------------------
DLJ Capital Corporation             1,146                          1,146
--------------------------------------------------------------------------------
DLJ ESC II, L.P.                    6,846                          6,846
--------------------------------------------------------------------------------
Sprout Capital VIII, L.P.          73,453                         73,453
--------------------------------------------------------------------------------
Sprout Venture Capital, L.P.        4,407                          4,407
--------------------------------------------------------------------------------
The Sprout CEO Fund, L.P.             334                            334
--------------------------------------------------------------------------------